INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement No. 333-31536 of Monarch Services, Inc. on Form S-8 of our report dated July 22, 1999, appearing in the Annual Report on Form 10-KSB of Monarch Services, Inc. for the year ended April 30, 2000.



Deloitte & Touche LLP
Baltimore, Maryland

July 28, 2000